Purchase Agreements

Contract No.: [BITT-PA-201906029-002]

This Purchase Agreement (“this Agreement”) is concluded by the following parties based on full friendly negotiation:

Party A (Seller): Bitmaintech Pte. Ltd., with its principal place of business at 8 Kallang Avenue, Aperia Tower 1, #09-03/04, Singapore, 339509.

Party B (Purchaser): MGT Capital Investments, Inc., with its principal place of business at 512 S. Mangum Street – Suite 408, Durham, NC 27701, USA

1.	Products

1.1	The information (including but not limited to the quantity, total rated hashrate, estimated unit price (“Estimated Unit Price”), estimated price for one item (“Estimated Price (One Item)”), estimate total price for all the items (“Estimated Total Price (All the Items)”) of Products purchased by Party B from Party A is as follows (“Products”):

No.	Product Name	Model	Rated Hashrate (TH/s)	Rated Power Consumption (W)	Estimated Unit Price (USD)	Quantity	Estimated Price (One Item)
1	Antminer	S17	53	2,385±7%	2,517.00	1,100
Total Rated Hashrate (TH/s)			58,300
Estimated Total Price (All the Items)			USD $2,768,700.00

1.2	Where the actual Products provided by Party A are not in accordance with the description listed in Article 1.1, in the event that the total hashrate of the Products delivered to Party B is not less than the total rated hashrate provided in Article 1.1, the number of the Products can be adjusted based on the actual type of the Products before delivery.

1.3	Before the Products are delivered, both Parties shall confirm the actual delivered Products through signing an updated Sales and Purchase Agreement (hereinafter “Updated Agreement”, the Updated Agreement shall include a purchase order (“Purchase Oder”) with the information such as the types, quantity, unit price, total price, service fees, transportation mode and delivery address, etc. of the delivered Products).

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2.	Price, Discount and Payment

2.1	Party A provides the corresponding discount (“Agreed Discount”) in accordance with the delivery period (“Delivery Period”) of the Products and the proportion of advance payment (“Advance Payment”) accounting for the Estimated Total Price (All the Items) of the Products. The formula for calculating the Agreed Discount is:

among them:

D is the Agreed Discount percentage.

N is the Delivery Period provided in this Agreement calculated by the number of days, i.e., Party A shall deliver the Products to the carrier within the agreed period after Party B pays the Advance Payment. For example, if Party B pays the Advance Payment on June 10, 2019, and the Delivery Period is 120 days, Party A shall deliver the Products to the carrier before October 8, 2019. For the avoidance of doubt, in the event that the actual delivery period is inconsistent with the Delivery Period provided in this Agreement, the Agreed Discount shall still be the discount listed in Article 2.2.

P is the proportion of the Advance Payment paid by Party B accounting for the Estimated Total Price (All the Items) of the Products.

2.2	The Delivery Period, Advance Payment, proportion of the Advance Payment accounting for the Estimated Total Price (All the Items), Agreed Discount and other information are as follows:

Delivery Period: 120 days

Advance Payment: USD $ 1,384,350.00

Proportion of the Advance Payment accounting for the Estimated Total Price (All the Items): 50%

Agreed Discount percentage: 4.5%

2.3	Both Parties agree and confirm that the Estimated Unit Price of the Products provided in Article 1.1 is not the actual transaction unit price (the “Actual Transaction Unit Price”) of the Products, and the Actual Transaction Unit Price shall be calculated according to the actual market unit price, i.e., Actual Transaction Unit Price = actual market unit price × (100% - Agreed Discount percentage). The actual market unit price of the Products shall be decided by Party A according to the market conditions then. For the avoidance of doubt, as for the Products explicitly listed in Article 1.1 of this Agreement, Party A undertakes that the Actual Transaction Unit Price shall not exceed the Estimated Unit Price as stipulated in Article 1.1.

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2.4	In the case that the Actual Transaction Unit Price is lower than the Estimated Unit Price of the Products, Party B may choose to increase the quantity of the Products. In this scenario, the total purchase price of the Products (after increasing the product quantity) shall not exceed the Estimated Price (One Item) under Article 1.1. Alternatively, Party B may choose to keep the quantity of the Products unchanged. In this scenario, Party A shall return the remaining Advance Payment to Party B within [10] working days after Parties sign the Updated Agreement.

2.5	Both Parties confirm that if the Advance Payment is less than the total purchase price of the Products calculated based on the Actual Transaction Unit Price, Party B shall pay Party A the remaining amount for the Products according to the Purchase Order(s) concluded by both Parties. The remaining amount shall be:

∑Actual Transaction Unit Price ×quantity of the Products – Advance Payment. In the event that Party B shall pay the remaining amount for the Products but it fails to make the payment within [5] working days before the delivery date, Party A shall still deliver the Products according to the delivery date stipulated in this Agreement. The quantity shall be calculated based on payment already paid by Party B and the Actual Transaction Unit Price.

2.6	Party A’s bank account information is as follows:

Bank:

Account Name:

Account No.:

2.7	The currency under this agreement is USD.

3.	Delivery

3.1	Party A shall deliver the Products within the Delivery Period as provided in this Agreement. In the event that Party A fails to deliver the Products within the Delivery Period and delivers the Products within 30 days after Delivery Period, Party B shall continue to perform this Agreement, and Party A shall provide Party B with an additional discount (“Additional Discount”) for the delayed delivery. The Additional Discount shall be calculated as the formula below:

De=Nd×0.1%×P

among them:

De is the Additional Discount;

Nd is the number of delayed delivery days;

P is the proportion of the Advance Payment paid by Party B accounting for the Estimated Total Price (All the Items) of the Products;

In this circumstance, the Actual Transaction Unit Price provided in Article 2.3 of this Agreement shall be calculated as the formula below: Actual Transaction Unit Price = actual market unit price × (100%- Agreed Discount - Additional Discount).

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3.2	In the event that Party A has not delivered the Products within 30 days after the Delivery Period, either Party is entitled to terminate this Agreement by issuing the other Party a written notice before Party A delivers the Products. Within 10 working days after this Agreement is terminated, Party A shall return the Advance Payment, and pay the liquidated damages to Party B. The amount of liquidated amount shall be: Advance Payment × 0.03333% × the number of days from the date when Party B makes its Advance Payment (excluding the current day) to the date when Party A returns the Advance Payment (including the current day).

In the event that both Parties have not received written notice from the other Party requesting termination of this Agreement before delivery of the Products, this Agreement shall continue to be performed. In this scenario, without prejudice to Article 3.1, the additional discount provided by Party A to Party B shall be: De = 3% × P among them:

De is the additional discount;

P is the proportion of the Advance Payment paid by Party B accounting for the Estimated Total Price (All the Items) of the Products.

In this case, the Actual Transaction Unit Price stipulated in Article 2.3 of this Agreement shall be calculated as follows:

Actual Transaction Unit Price = actual market unit price × (100% - Agreed Discount - 3% ×P).

4.	Purchase Cancellation

4.1	Before the Parties sign the Updated Agreement, Party B may, at any time, send a written notice to Party A (the “Cancellation Notice”) to cancel the purchase of some or all of the Products. After Party A receives the Cancellation Notice, the remaining Advance Payment shall be dealt with in accordance with Article 4.2 of this Agreement.

4.2	The Parties agree that, except as otherwise agreed in this Agreement, the remaining Advance Payment shall be dealt with as follows:

(1)	Party B may use part or all of the remaining Advance Payment to purchase any of Party A’s products which are not provided in this Agreement.

(2)	In case that within three working days after Party A receives the Cancellation Notice, Party A and Party B separately sign Updated Agreement and/or Purchase Order, providing that Party B shall order or purchase the newly issued products of Party A after the effective date of this Agreement, whose algorithm is the same as the Products listed in Article 1.1, Party B may still enjoy the discount agreed under this Agreement (including the Agreed Discount, and the Additional Discount on the condition that the requirements under Article 3 are met). In addition to the above, no matter what products of Party A are purchased by Party B using the remaining amount of the Advance Payment, Party B shall not enjoy any Agreed Discount and/or Additional Discount under this Agreement. For the avoidance of doubt, unless otherwise provided in Article 4.2 (2), once Party A receives the Cancellation Notice, Party B will no longer enjoy any discount (including the Agreed Discount and/or Additional Discount) even if it purchases the Products under this Agreement again.

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(3)	If there are remaining Advance Payment upon expiration of this Agreement, Party A shall refund the remaining Advance Payment to Party B within [10] working days. In this circumstance, Party A shall not be subject to any liquidated damages and/or interests.

5.	Force Majeure

5.1	To the extent that a Party is fully or partially delayed, prevented or hindered by an event of Force Majeure from performing any obligation under this Agreement (other than an obligation to make payment), subject to the exercise of reasonable diligence by the affected Party, the failure to perform shall be excused by the occurrence of such event of Force Majeure. A Party claiming that its performance is excused by an event of Force Majeure shall, promptly after the occurrence of such event of Force Majeure, notify the other Party of the nature, date of inception and expected duration of such event of Force Majeure and the extent to which the Party expects that the event will delay, prevent or hinder the Party from performing its obligations under this Agreement. The notifying Party shall thereafter use its best effort to eliminate such event of Force Majeure and mitigate its effects.

5.2	The affected Party shall use reasonable diligence to remove the event of Force Majeure, and shall keep the other Party informed of all significant developments.

6.	Representations and Warranties

The Party B makes the following representations and warranties to Party A:

6.2	It has the full power and authority to own its assets and carry on its businesses.

6.3	The obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations.

6.4	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

6.5	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(1)	any Applicable Law;
(2)	its constitutional documents; or
(3)	any agreement or instrument binding upon it or any of its assets.

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6.6	All authorizations required or desirable:

(1)	to enable it lawfully to enter into, exercise its rights under and comply with its obligations under this Agreement;
(2)	to ensure that those obligations are legal, valid, binding and enforceable; and
(3)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have been or will have been by the time, obtained or effected and are, or will be by the appropriate time, in full force and effect.

6.7	It is not aware of any circumstances which are likely to lead to:

(1)	any authorization obtained or effected not remaining in full force and effect;
(2)	any authorization not being obtained, renewed or effected when required or desirable; or
(3)	any authorization being subject to a condition or requirement which it does not reasonably expect to satisfy or the compliance with which has or could reasonably be expected to have a material adverse effect.

6.8	(a) It is not the target of economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or Singapore (“Sanctions”), including by being listed on the Specially Designated Nationals and Blocked Persons (SDN) List maintained by OFAC or any other Sanctions list maintained by one of the foregoing governmental authorities, directly or indirectly owned or controlled by one or more SDNs or other Persons included on any other Sanctions list, or located, organized or resident in a country or territory that is the target of Sanctions, and (b) the purchase of the Product(s) will not violate any Sanctions or import and export control related laws and regulations.

6.9	All information supplied by the Party B is and shall be true and correct, and the information does not contain and will not contain any statement that is false or misleading.

7.	Miscellaneous

7.1	Effective Date and Validity Period

(1)	The effective date of this Agreement shall be the date when Party A has received the full Advance Payment paid by Party B. Both Parties agree and confirm that Party B shall pay Party A all the Advance Payment within [7] days after this Agreement is duly signed. Failing that, this Agreement shall not take effect.
(2)	The validity period of this Agreement is calculated as follows: Delivery Period provided in Article 2.2 + 240 days. For example, if the Delivery Period provided in this Agreement is 120 days, then the validity period of this Agreement is 360 days.

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(3)	Nevertheless, this Agreement shall be automatically terminated when no Advance Payment left during the validity period of this Agreement.

7.2	Parties agree that, except as otherwise agreed in this Agreement, neither Party may terminate this Agreement in advance. Before the termination of this Agreement, Party B shall not request Party A to return any payment paid by Party B.

7.3	The Party B acknowledges and agrees that the Product(s) in this Agreement are subject to the export control laws and regulations of all related countries, including but not limited to the Export Administration Regulations (“EAR”) of the United States. Without limiting the foregoing, the Party B shall not, without receiving the proper licenses or license exceptions from all related governmental authorities, including but not limited to the U.S. Bureau of Industry and Security, distribute, re-distribute, export, re-export, or transfer any Product(s) subject to this Agreement either directly or indirectly, to any national of any country identified in Country Groups D:1 or E:1 as defined in the EARs. In addition, the Product(s) under this Agreement may not be exported, re-exported, or transferred to (a) any person or entity listed on the “Entity List”, “Denied Persons List” or the SDN List as such lists are maintained by the U.S. Government, or (b) an end-user engaged in activities related to weapons of mass destruction. Such activities include but are not necessarily limited to activities related to: (1) the design, development, production, or use of nuclear materials, nuclear facilities, or nuclear weapons; (2) the design, development, production, or use of missiles or support of missiles projects; and (3) the design, development, production, or use of chemical or biological weapons. The Party B further agrees that it will not do any of the foregoing in violation of any restriction, law, or regulation of the European Union or an individual EU member state that imposes on an exporter a burden equivalent to or greater than that imposed by the U.S. Bureau of Industry and Security.

7.4	All information concerning this Agreement and matters pertaining to or derived from the provision of Products pursuant to this Agreement between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom (“Confidential Information”), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. Party B undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person. This Article 7.4 shall be effective when this Agreement is duly signed and survive after termination of this Agreement.

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7.5	This Agreement shall be solely governed by and construed in accordance with the laws of Singapore. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (SIAC) under the SIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The law of this arbitration clause shall be Singapore law. The seat of arbitration shall be Singapore. The arbitration proceedings shall be conducted in English. The number of arbitrators shall be three unless otherwise subsequently agreed in writing by the Parties.

7.6	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

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(below is the Signature page of this Purchase Agreement)

Signed for and on behalf of Party A
Bitmaintech Pte. Ltd.

	Signature	/s/
Title

Signed for and on behalf of the Party B

MGT CAPITAL INVESTMENTS, INC.

	Signature:	/s/ Robert Ladd
	Title:	President and CEO

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